UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On May 23, 2018, the shareholders of Alkermes plc (the “Company”) approved the Alkermes plc 2018 Stock Option and Incentive Plan (the “2018 Plan”).

The maximum number of ordinary shares reserved for issuance under the 2018 Plan is equal to 4,400,000 shares. The following types of awards may be issued under the 2018 Plan: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock unit awards; (vi) cash-based awards; and (vii) performance share awards. The grant of a full value share-based award (i.e., a share-based award other than a stock option or stock appreciation right) will be deemed, for purposes of determining the number of ordinary shares available under the 2018 Plan, as an award of 1.8 ordinary shares for each ordinary share subject to the award. The grant of a stock option will be deemed, for purposes of determining the number of ordinary shares available under the 2018 Plan, as an award of one ordinary share for each ordinary share subject to the stock option and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the 2018 Plan.

A detailed summary of the material features of the 2018 Plan is set forth in the Company’s definitive proxy statement for its 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) filed with the Securities and Exchange Commission on April 10, 2018. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2018 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 23, 2018, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.

Shareholders elected Floyd E. Bloom, M.D. as a Class I director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2021 or until his respective successor is elected and shall qualify, with the votes cast as follows: 140,975,509 votes for; 428,637 votes against; 124,940 votes abstaining; and 6,859,321 broker non-votes.

Shareholders elected Nancy L. Snyderman, M.D. as a Class I director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2021 or until her respective successor is elected and shall qualify, with the votes cast as follows: 140,075,725 votes for; 1,337,097 votes against;116,264 votes abstaining; and 6,859,321 broker non-votes.

Shareholders elected Nancy J. Wysenski as a Class I director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2021 or until her respective successor is elected and shall qualify, with the votes cast as follows: 140,441,417 votes for; 969,305 votes against; 118,364 votes abstaining; and 6,859,321 broker non-votes.

2.

Shareholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, with the votes cast as follows: 138,623,898 votes for; 2,841,494 votes against; 63,693 votes abstaining; and 6,859,322 broker non-votes.

3.

Shareholders recommended, on a non-binding, advisory basis, that the frequency of future advisory votes on the compensation paid to the Company’s named executive officers be every one (1) year, with the votes cast as follows: 141,059,870 for one (1) year; 32,624 for two (2) years; 385,107 for three (3) years; 51,484 votes abstaining; and 6,859,322 broker non-votes.

In light of the foregoing vote and consistent with the prior recommendation of the Board of Directors of the Company (the “Board”), the Company intends to hold future non-binding advisory votes on executive compensation on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

4.

Shareholders ratified, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 146,590,978 votes for; 1,713,234 votes against; and 84,195 votes abstaining.

5.	Shareholders approved the 2018 Plan, with the votes cast as follows: 136,788,696 votes for; 4,696,144 votes against; 44,245 votes abstaining; and 6,859,322 broker non-votes.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Alkermes plc 2018 Stock Option and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC
Date: May 23, 2018	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Alkermes plc 2018 Stock Option and Incentive Plan.